UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 20, 2017
Date of Report (Date of earliest event reported)

CMTSU Liquidation, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

7900 E Union Ave, Suite 1100
Denver, Colorado, 80237
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report filed on Form 8-K filed with the SEC on June 9, 2017, HTC Global Ventures, LLC acquired substantially all of the assets of CMTSU Liquidation, Inc. (formerly known as Ciber, Inc.) (the “Company”) and its subsidiaries Ciber International LLC and Ciber Consulting, Inc. (together with the Company, the “Debtors”) relating to the Debtors’ North American business, along with 100% of the capital stock in wholly-owned non-Debtor subsidiary CIBERsites India Private Limited, on June 8, 2017.

In anticipation of the winding down of the Debtors’ affairs, on June 20, 2017, the Board of Directors relieved Michael Boustridge of his duties as President and Chief Executive Officer of the Company, effective as of July 8, 2017. Mr. Boustridge will remain a member of the Board of Directors of the Company, and will be entitled to all benefits and payments as non-employee director. On July 6, 2017, the Board of Directors appointed Christian Mezger to serve as President and Chief Executive Officer of the Company, in addition to serving in his current roles as the Company’s Chief Financial Officer and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CMTSU Liquidation, Inc.

Date: July 11, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Executive Officer